SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)	October 10, 2002

CONDUCTUS, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-19915	77-0162388
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

969 West Maude Avenue, Sunnyvale, California	94085
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	(408) 523-9950

(Former name or former address if changed since last report)

Item 5.                    Other Events.

On October 10, 2002, Conductus, Inc., a Delaware corporation (the “Company”) entered into a merger agreement providing for the merger of the Company with STI Acquisition, Inc., a Delaware corporation and wholly-owned subsidiary of Superconductor Technologies Inc., a Delaware corporation.  The merger is subject to conditions, including the approval of the stockholders of each of the Company and Superconductor Technologies, Inc.

Copies of the Agreement and Plan of Merger and the press release announcing the merger are attached hereto as Exhibits 2.1 and 99.1, respectively, and are incorporated herein by reference.

Item 7.                    Financial Statements, Pro Forma Financial Information and Exhibits

                (a) Financial Statements of Businesses Acquired.

                                Not applicable.

                (b) Pro Forma Financial Information.

                                Not applicable.

                (c) Exhibits.

Exhibit No.	Description

2.1	Agreement and Plan of Merger dated October 10, 2002 among Superconductor Technologies Inc., STI Acquisition, Inc. and the Company.*

99.1	Press Release dated October 10, 2002.

*                                         The disclosure schedules to this agreement have not been filed herewith, pursuant to Item 601(b)(2) of Regulation S-K.  The Registrant agrees to furnish supplementally a copy of any omitted schedule to the Commission upon request.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CONDUCTUS, INC.
(Registrant)

Date: October 16, 2002	By:	/s/ RON WILDERINK
Ron Wilderink
Vice President of Finance
and Chief Financial Officer

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EXHIBIT INDEX

Exhibit No.	Description

2.1	Agreement and Plan of Merger dated October 10, 2002 among Superconductor Technologies Inc., STI Acquisition, Inc. and the Company.*

99.1	Press Release dated October 10, 2002.

*                                         The disclosure schedules to this agreement have not been filed herewith, pursuant to Item 601(b)(2) of Regulation S-K.  The Registrant agrees to furnish supplementally a copy of any omitted schedule to the Commission upon request.